Exhibit (g)(4)

AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT

THIS AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT (this “Amendment”) is made as of August 2, 2024 by and between Exchange Listed Funds Trust (the “Fund”) in respect of each of its separate series listed on Appendix A thereto (each, a Portfolio), and Brown Brothers Harriman & Co. (the “Custodian”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Fund and the Custodian entered into a Custodian and Transfer Agent Agreement, dated as of December 13, 2023, as amended and supplemented from time to time (the “Agreement”); and

WHEREAS, the Fund and the Custodian desire to make certain modifications to the terms of the Agreement as further detailed herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of the Funds and the Custodian hereby agree as follows:

1.            Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

2.            All terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

3.            Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.           This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

5.            This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian and Transfer Agent Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Hugh Bolton
Name:	Hugh Bolton
Title:	Principal
Date:	1 August 2024

EXCHANGE LISTED FUNDS TRUST

By:	/s/ J. Garrett Stevens
Name:	J. Garrett Stevens
Title:	President
Date:	8/1/2024

APPENDIX A

TO

CUSTODIAN AND TRANSFER AGENT AGREEMENT

BETWEEN

EXCHANGE LISTED FUNDS TRUST

and

BROWN BROTHERS HARRIMAN & CO.

EFFECTIVE DATE: August 2, 2024

The following is a list of Funds/Portfolios for which Brown Brothers Harriman & Co. (“BBH”) shall serve as custodian and transfer agent pursuant to and in accordance with the Custodian and Transfer Agent Agreement dated December 13, 2023, between BBH and Exchange Listed Funds Trust:

Akros Monthly Payout ETF

Bancreek U.S. Large Cap ETF (BCUS)

Bancreek International Large Cap ETF

Cabana Target Beta ETF

Cabana Target Drawdown 10 ETF

Cabana Target Leading Sector Moderate ETF

LG QRAFT AI-Powered US Large Cap Core ETF

Long Pond Real Estate Select ETF

QRAFT AI-Enhanced U.S. Large Cap ETF

QRAFT AI-Enhanced U.S. Large Cap Momentum ETF

Saba Closed-End Funds ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix A to be executed in its name.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Hugh Bolton
Name:	Hugh Bolton
Title:	Principal
Date:	1 August 2024

EXCHANGE LISTED FUNDS TRUST

By:	/s/ J. Garrett Stevens
Name:	J. Garrett Stevens
Title:	President
Date:	8/1/2024

3